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April 2, 2014

Natural Gas Fueling and Conversion Inc.

45 Almeria Avenue,

Coral Gables, FL 33134

Re:	Natural Gas Fueling and Conversion Inc. Registration Statement on Form S-1/A4

Ladies and Gentlemen:

We have acted as counsel to Natural Gas Fueling and Conversion, Inc (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1/A4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders identified in the Registration Statement of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share at $3.00 per share (the “Common Stock”).

The opinions expressed herein are limited to the Florida Business Corporation Act, as currently in effect (the “FBCA”), applicable provisions of the Constitution of the State of Florida, as currently in effect (the “Florida Constitution”). I have examined the third amended of this Registration Statement which is being filed with the Securities and Exchange Commission ("SEC"), on Form S-1 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of common stock. In rendering the following opinion, I have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

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a. Certificate of Incorporation of the Company, as amended to date;

b. Bylaws of the Company, as amended to date; and

c. Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the stock.

I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records. Based on the foregoing, it is my opinion that the stock being registered under the Registration Statement, as issued, is and will be duly and validly authorized, fully paid and non-assessable and are legally issued under Florida Laws.

I express no opinion as to compliance with the Securities Acts or "blue sky" laws of any state in which the stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of the stock.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock described in the Registration Statement in connection with the offering described therein.

This opinion covers only matters of Florida law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Sunny J. Barkats

JSBarkats, PLLC

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